Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTS


To Pennichuck Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 2, 2000 included in Pennichuck Corporation's Form 10-KSB for the year ended December 31, 1999 and to all references to our Firm included in this Registration Statement.


/s/ Arthur Andersen LLP
Arthur Andersen LLP
Boston, Massachusetts
March 23, 2001